EXHIBIT 3.1(d)

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                               MEDIAX CORPORATION

          The undersigned Nancy Poertner, President and Secretary of MEDIAX CORPORATION does hereby certify:

          FIRST: That the stockholders holding a majority of the voting power of said corporation adopted a resolution to amend the original articles of incorporation to increase the number of authorized shares of common stock pursuant to NRS 78.207.

          SECOND: The first paragraph of Article IV is hereby amended to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

          The aggregate number of shares which this Corporation shall have authority to issue is: Twenty Five Million (25,000,000) shares of $.0001 par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of $.0001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares on any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.

Dated: September 10, 1999

                                        /s/  Nancy Poertner
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                                             Nancy Poertner, President

                                        /s/  Nancy Poertner
                                        ---------------------------------------
                                             Nancy Poertner, Secretary

State of California
County of Los Angeles

          On September 10, 1999, personally appeared before me, a Notary Public, Nancy Poertner who acknowledged that she executed the above instrument.

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